UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2026

Aether Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42595	35-2818803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Charlton Street, Unit RET B

New York, New York 10014

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (347) 726-8898

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATHR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(d)

On June 1, 2026 (the “Effective Date”), the board of directors (the “Board”) of Aether Holdings, Inc. (the “Company”) appointed Hon Nam Lee (Alvars) as an independent director of the Company to fill a newly created directorship resulting from an increase in the size of the Board to five (5) directors. Mr. Lee’s term as a director began on the Effective Date, and he will serve until the next annual meeting of stockholders of the Company and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. The Board has appointed Mr. Lee to serve as Chair of the Nominating and Corporate Governance Committee.

There is no arrangement or understanding between Mr. Lee and any other person pursuant to which Mr. Lee was appointed as a director of the Company.

Mr. Lee does not have any family relationship with any executive officer or director of the Company and is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Lee is expected to enter into the Company’s standard form of independent director agreement and form of independent director indemnification agreement, copies of which were filed as Exhibits 10.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 1, 2025. Mr. Lee will be compensated in accordance with the Company’s independent director compensation arrangements. Under the Independent Director Agreements, the Company will pay Mr. Lee an annual cash fee of $30,000, with an additional $5,000 to be paid annually in connection with his service as Chair of the Nominating and Corporate Governance Committee. The Company will also pay or reimburse Mr. Lee for pre-approved reasonable business-related expenses incurred in good faith in the performance of Mr. Lee’s duties for the Company.

Item 8.01 Other Events.

On the Effective Date, the Board approved the transition of Timothy William Murphy from Independent Director to a director who will also serve as the Company’s General Counsel. Mr. Murphy will continue to serve as a member of the Board; however, in connection with the transition, Mr. Murphy will no longer be designated or treated as an independent director of the Company for purposes of the Nasdaq listing rules, SEC rules, applicable committee charters or the Company’s corporate governance records unless and until the Board subsequently determines otherwise based on the facts and circumstances then existing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2026	Aether Holdings, Inc.

	By:	/s/ Nicolas Lin
	Name:	Nicolas Lin
	Title:	Chief Executive Officer